                                                               EXHIBIT 99.4


                           EXCHANGE AGENT AGREEMENT
                           ------------------------

     THIS EXCHANGE AGENT AGREEMENT (the "Agreement") is made and entered into this ___ day of February, 1998, between CLIMACHEM, INC., an Oklahoma corporation (the "Company"), and BANK ONE, NA, a national banking association incorporated and existing under the laws of the United States ("Exchange Agent").

                             W I T N E S S E T H:

     WHEREAS, on November 26, 1997, the Company issued an aggregate $105,000,000 of its 10 3/4% Senior Notes due 2007 (the "Old Notes") pursuant to the terms and conditions of the certain Indenture, dated November 26, 1997, between the Company, the Guarantors named therein and Bank One, NA, as Trustee (the "Indenture");

     WHEREAS, the Company is undertaking an offer to exchange (the "Exchange Offer"), upon the terms and subject to the conditions set forth in the prospectus (the "Prospectus") contained in ClimaChem's Registration Statement (as defined) captioned "The Exchange Offer" attached as Exhibit "A" and letter of transmittal (the "Letter of Transmittal") substantially in the form of Exhibit "B" attached hereto, its 10 3/4% Series B Senior Notes due 2007 (the "New Notes") for an equal principal amount of its Old Notes;

     WHEREAS, the Exchange Offer will commence as soon as practicable after the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the Exchange Offer is declared effective under the Securities Act of 1933, as amended, as certified in writing to Exchange Agent by the Company (the "Effective Time");

     WHEREAS, capitalized terms used in this Agreement without definition have the respective meetings set forth in the Registration Statement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Appointment of Exchange Agent.  The Company hereby appoints Exchange Agent
     -----------------------------
to serve as exchange agent in connection with the Exchange Offer, and Exchange Agent hereby accepts such appointment and agrees to serve as exchange agent in accordance with the terms and conditions of this Agreement and the Letter of Transmittal.

2.   Mailing to Holders of the Old Notes.  Immediately upon receipt of
     -----------------------------------
certification from the Company as to the Effective Time and copies of the Prospectus and Letter of Transmittal, Exchange Agent will mail to each holder of the Old Notes (a "Holder") (a) a Letter of Transmittal, (b) a Prospectus, and
(c) a return envelope for use in effecting the surrender of the Old Notes in exchange for the New Notes. Upon request by a Holder who wishes to tender Old Notes according to the guaranteed delivery procedures set forth in the Prospectus, Exchange Agent will promptly send to such Holder a Notice of Guaranteed Delivery (the "Notice of Guaranteed Delivery"), substantially in the form of Exhibit "C" attached hereto.

     2.1  Delivery to Exchange Agent.  Copies of the Prospectus, Letter of
          --------------------------
          Transmittal and Notice of Guaranteed Delivery will be furnished to Exchange Agent by the Company in sufficient quantities such that Exchange Agent may give copies of such documents to any person so requesting.

     2.2  Holder's Mailing Addresses.  Exchange Agent, in its capacity as
          --------------------------
          transfer agent and registrar of the Old Notes, possesses a list (including mailing addresses) of the Holders of the Old Notes.

3.   Receipt of Documents. From and after the Effective Time, the Company
     --------------------
authorizes and directs Exchange Agent to accept (a) Letters of Transmittal, duly executed in accordance with the instructions thereto, and any requisite collateral documents from Holders of the Old Notes and (b) surrendered Old Notes to which such Letters of Transmittal relate. Exchange Agent is authorized to request from any person tendering Old Notes such additional documents as the Exchange Agent or the Company deems appropriate.

4.   Defects in Tender. Exchange Agent will examine the Old Notes, the Letters
     -----------------
of Transmittal and the other documents delivered to Exchange Agent in connection with tenders of Old Notes to ascertain whether such instruments and documents are completed and executed in accordance with the instructions set forth in the Letter of Transmittal. If (a) any Letter of Transmittal is not properly completed or executed, (b) the Old Notes accompanying any Letter of Transmittal are not in proper form for transfer, or (c) any other irregularity in connection with any tender of any Old Notes exists, Exchange Agent will, subject to the terms and conditions of the Exchange Offer, cause such action to be taken as is necessary to correct such irregularity. Except as provided in this paragraph 4, determination of all questions as to the validity, form and eligibility (including timeliness of receipt) of any Old Notes tendered or delivered will be determined by Exchange Agent on behalf of the Company. The Exchange Agent will not be under any duty to give notification of defects in such tenders and will not incur any liability for failure to give such notification. The Company reserves the absolute right to reject any or all tenders of any particular Old Notes determined by the Company not to be in proper form or the acceptance or exchange of which may, in the opinion of the Company, not be lawful or in proper form, and to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer will be final and binding.

5.   Exchange of the Old Notes.  Promptly after the Expiration Date (as defined
     -------------------------
in the Prospectus), upon surrender of the Old Notes in accordance with the Letter of Transmittal, Exchange Agent is hereby directed to deliver or cause to be delivered as promptly as possible to the Holders of the surrendered Old Notes, in accordance with this Agreement and the terms of the Exchange Offer, the amount of the New Notes to which such Holders of the surrendered Old Notes are entitled. Notwithstanding any provision in this Agreement to the contrary, prior to accepting any Old Notes in exchange for New Notes, Exchange Agent will
(a) provide a copy of the Letter of Transmittal relating to such Old Notes or such other exchange documents that indicate the jurisdiction of residence of the holder of such Old Notes to Conner & Winters, A Professional Corporation, 211

North Robinson, Suite 1700, Oklahoma City, Oklahoma 73102, Attention: Irwin H. Steinhorn ("Company Counsel"), in order to permit the Company to ensure that the exchange can be consummated in accordance with the laws of such jurisdiction, including the securities laws of such jurisdiction, and (b) receive confirmation from the Company that the exchange can be completed in such jurisdiction. The principal amount of the New Notes to be delivered to a Holder shall equal the principal amount of the Old Notes surrendered.

6.   Issuance and Delivery of New Notes.  Promptly after the consummation of the
     ----------------------------------
Exchange Offer, Exchange Agent will request from the registrar and transfer agent for the New Notes the appropriate amount of New Notes to be issued in connection with such New Notes. The New Notes will be mailed by Exchange Agent, in accordance with the instructions contained in the Letter of Transmittal, by first class or registered mail, and under coverage of the Exchange Agent's blanket surety bond for first class or registered mail losses protecting the Company from loss or liability arising out of the non-receipt or nondelivery of such New Notes or the replacement thereof. Issuance of the New Notes for accepted Old Notes pursuant to the Exchange Offer will be made only after deposit with Exchange Agent of the Old Notes, the Letter of Transmittal and any other required documents. Exchange Agent will follow and act upon such instructions in connection with the Exchange Offer which may be given to Exchange Agent by the Company or such other persons as the Company may authorize by written notice to Exchange Agent.

7.   Application of the New Notes.  The New Notes and any other property (the
     ----------------------------
"Property") to be deposited with, or received by Exchange Agent from the Company pursuant to this Agreement constitute a special, segregated account, held solely for the benefit of the Company and Holders tendering Old Notes. The Property shall not be commingled with the securities, money, assets or property of Exchange Agent or any other person, firm or corporation. Exchange Agent hereby waives any and all rights of lien (including banker's lien), attachment or set-off whatsoever, if any, against the Property, whether such rights arise by reason of statutory or common law, by contract or otherwise except to the extent set forth in the Indenture with respect to the Old Notes and the New Notes.

8.   Reports.  On each business day after receipt of the first Letter of
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Transmittal, and up to and including the Expiration Date, Exchange Agent shall advise by telephone, not later than 5:00 p.m., Eastern Standard Time, Company Counsel, and such other persons as they may direct, of the principal amount of the Old Notes which have been duly tendered on such day, stating (a) the principal amount of the Old Notes tendered pursuant to the Depository Trust Company's Automated Tender Offer Program, as described in the Prospectus, (b) the principal amount of the Old Notes tendered about which Exchange Agent has questions concerning the validity and (c) the aggregate principal amount of the Old Notes tendered and not withdrawn through the time of such telephone call. Promptly thereafter (by the next day), Exchange Agent will confirm such advice to each of the above persons in writing, to be transmitted by telefacsimile, overnight courier or other special form of delivery. Exchange Agent will also inform them, upon request made from time to time, of such other information as such persons may request.

9.   Discrepancies.  Exchange Agent shall endeavor to reconcile any
     -------------
discrepancies between the amount of the Old Notes claimed to be owned by a surrendering holder of the Old Notes and the amount of the Old Notes indicated on the books of the Company as of the record date (as defined in the section of the Prospectus captioned "The Exchange Offer"). If, based upon reliable documentation, Exchange Agent determines that the Old Notes with respect to which such discrepancy exists are valid Old Notes, then Exchange Agent shall deliver the New Notes provided for herein to the holder surrendering such Old Notes. In the case of any question about whether the Old Notes are valid Old Notes, Exchange Agent will be entitled to received instructions from the Company.

10.  Old Notes and Other Names.  If an New Note is to be registered in a name
     -------------------------
other than that of the record holder of a surrendered Old Note, conditions to the issuance thereof are that (a) the Old Note so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Exchange Agent any transfer or other taxes required by reason of the registration of such New Note in any name other than that of the holder of the Old Notes surrendered, or otherwise required, or shall establish to Exchange Agent's satisfaction that such tax has been paid or is not payable, and (b) the record holder deliver such other documents and instruments as Company counsel or Exchange Agent shall require. If the Letter of Transmittal is signed by a person other than the registered holder of the Old Note tendered in proper form for transfer or the New Note is to be issued (or any untendered principal amount of the Old Note is to be reissued) to a person other than the registered holder of the tendered Old Note, the registered holder must either properly endorse the Old Note tendered or transmit a properly completed separate bond power with the Letter of Transmittal, with the signature on the endorsement or bond power guaranteed by an Eligible Institution (as defined in the Letter of Transmittal). In addition, such registered holder and/or such other person will deliver such other documents and instruments as Company Counsel or Exchange Agent shall require, in which case the New Note will be mailed to such assignee or transferee at the address so required.

11.  Partial Tenders.  If, pursuant to the Exchange Offer, a Holder tenders less
     ---------------
than all of the principal amount of Old Notes submitted to Exchange Agent, Exchange Agent will, promptly after the Expiration Date, return, or cause the registrar to return, an Old Note for the principal amount not being tendered to, or in accordance with the instructions of, such Holder who has made a partial tender of Old Notes deposited with Exchange Agent.

12.  Withdrawals.  If a tendering Holder withdraws tendered Old Notes pursuant
     -----------
to the terms of the Exchange Offer, Exchange Agent will, as promptly as practicable after proper notification of such withdrawal, return such Old Notes to, or in accordance with the instructions of, such Holder, and such Old Notes will no longer be considered properly tendered. All questions as to the form and validity of notices of withdrawal, including timeliness of receipt, shall be determined by the Company, in its sole discretion, which determination will be final and binding.

13.  Rejection of Tenders.  If, pursuant to the Exchange Offer, the Company does
     --------------------
not accept for Exchange all of the Old Notes tendered by a Holder of Old Notes, Exchange Agent will, promptly after the Expiration Date, return or cause to be returned the Old Notes not accepted to, or in accordance with the instructions of, such holder of Old Notes, together with a letter or notice furnished by the Company, in form satisfactory to Exchange Agent, explaining why the tendered Old Notes are being returned.

14.  Lost Certificates.  If a Holder of the Old Notes reports the loss or
     -----------------
destruction of any Old Note, Exchange Agent will obtain from such Holder an affidavit and any other representation that Exchange Agent may require with reference to the circumstances of such loss or destruction. The Company or Exchange Agent may require, as a condition precedent to delivering a New Note to such Holder, that such Holder deliver to the Company a bond or other security in such reasonable sum as the Company may direct as indemnity against any claim that may be made against Exchange Agent or the Company with respect to the Old Note alleged to have been lost or destroyed.

15.  Cancellation of Exchanged Old Notes.  Exchange Agent is authorized and
     -----------------------------------
directed to cancel, in accordance with the procedures set forth in the Indenture, all Old Notes received by Exchange Agent upon delivering the New Notes to tendering holders of the Old Notes as provided herein.

16.  Requests for Information.  Exchange Agent will accept and comply with
     ------------------------
telephone and mail requests for information concerning the proper surrender of the Old Notes. Upon request by an person, Exchange Agent shall furnish to such person copies of the Prospectus, any supplements to the Prospectus, the Letter of Transmittal and the other materials referred to in the Prospectus as being available to Holders of Old Notes. The Company will provide Exchange Agent with copies of such documents upon request by Exchange Agent.

17.  Tax Matters.  Exchange Agent shall comply with applicable requirements of
     -----------
the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in connection with the Exchange Offer and will file with the Internal Revenue Service all reports and other information required to be filed with the Internal Revenue Service in connection with the Exchange Offer. If Exchange Agent has questions with respect to any such information, it will so notify, and request direction from, the Company.

18.  Reports.  Within five days after the Expiration Date, Exchange Agent shall
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furnish the Company a final report showing the disposition of the New Notes.

19.  Fees.  The Company will pay to Exchange Agent for services rendered under
     ----
the Agreement, $1,000, plus $100 per Letter of Transmittal mailed by Exchange Agent pursuant to paragraph 2 hereof, plus reasonable out of pocket expenses, including counsel fees and disbursements.

20.  Miscellaneous.  As Exchange Agent hereunder, Exchange Agent (a) will have
     -------------
no duties or obligations other than those specifically set forth in this Agreement; (b) will make no representation and will have no responsibility as to the validity or genuineness of the Exchange Offer; (c) will not be obligated to take any legal action hereunder which might by Exchange Agent's judgment involve any expense or liability unless Exchange Agent shall have been furnished with reasonable indemnity;

(d) may rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, instruction, letter, telegram or other document, or any security, delivered to Exchange Agent and believed by Exchange Agent to be genuine and to have signed by the proper party or parties; (e) may rely on and shall be protected in acting in good faith upon the written instructions of the Chief Financial Officer or President of the Company or such other employees and representatives as the Company may hereafter designate in writing; (f) will not be liable for any claim, loss, liability or expense, incurred without Exchange Agent's negligence or willful misconduct, arising out of or in connection with the administration of Exchange Agent's duties hereunder; and (g) may consult with counsel reasonably satisfactory to the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Exchange Agent hereunder in good faith and in accordance with the opinion of such counsel.

21.  Further Assurances.  The Company agrees that it will perform, execute,
     ------------------
acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by Exchange Agent for the carrying out or performing by Exchange Agent of the provisions of this Agreement.

22.  INDEMNIFICATION.  THE COMPANY COVENANTS AND AGREES TO INDEMNIFY EXCHANGE
     ---------------
AGENT AND HOLD EXCHANGE AGENT HARMLESS AGAINST ANY CLAIM, LOSSES, LIABILITY OR EXPENSE (INCLUDING REASONABLE COUNSEL FEES AND DISBURSEMENTS) INCURRED WITHOUT NEGLIGENCE OR WILLFUL MISCONDUCT ON EXCHANGE AGENT'S PART ARISING OUT OF OR IN CONNECTION WITH THE ADMINISTRATION OF EXCHANGE AGENT'S DUTIES HEREUNDER, INCLUDING THE COSTS AND EXPENSES OF DEFENDING ITSELF AGAINST ANY CLAIM OR LIABILITY AND INCLUDING BUT NOT LIMITED TO ANY NEGLIGENT ACT (EXCLUDING ANY NEGLIGENT ACT) OF EXCHANGE AGENT.

23.  Applicable Law.  This Agreement and appointment of Exchange Agent as
     --------------
Exchange Agent will be construed and enforced in accordance with the laws of the State of Oklahoma, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successor and assigns of the parties hereto.

24.  Notices.  Notices or demands authorized by this Agreement will be
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sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with Exchange Agent) as follows:

     If to the Company:       ClimaChem, Inc.
                              16 South Pennsylvania
                              Oklahoma City, Oklahoma 73107
                              Attention: David M. Shear, Esquire
     with a copy to:          Conner & Winters
                              211 North Robinson, Suite 1700
                              Oklahoma City, Oklahoma  73102
                              Attention: Irwin H. Steinhorn, Esquire

     If to Exchange Agent:    Bank One, NA
                              235 West Schrock Road
                              Westerville, Ohio  473271-0184
                              Attention: Ms. Laura Marsch
                                         Corporate Trust Operations

     with a copy to:          BankOne, N.A.
                              100 East Broad Street
                              Columbus, Ohio  73271-0181
                              Attention: Mr. Jon Beacham
                                         Corporate Trust Operations

Any notice or demand authorized by this Agreement to be given or made by the Company or Exchange Agent to or on a Holder of the Old Notes shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the Company's books.

25.  Change of Exchange Agent.  Except as otherwise provided in the Indenture,
     ------------------------
Exchange Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, by first-class mail, postage prepaid, specifying a date when such resignation shall take effect. If Exchange Agent resigns or becomes incapable of acting as Exchange Agent and the Company fails to appoint a new Exchange Agent within a period of 30 days after is has been notified in writing of such resignation or incapacity by Exchange Agent, the Company shall become the Exchange Agent and any holder of the Old Notes may apply to any court of competent jurisdiction for the appointment of a successor to Exchange Agent. Pending the appointment of a successor to Exchange Agent, either by the Company of by such a court, the duties of the Exchange Agent shall be carried out by the Company. After appointment, the successor Exchange Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Exchange Agent without the further act or deed; but the Exchange Agent shall deliver and transfer to the successor Exchange Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.

26.  Term.  This Agreement shall terminate, except for Sections 19, 22, and 26
     ----
hereof, 30 days after the Expiration Date; provided, however, that the term of this Agreement may be extended at the request of the Company and the agreement of Exchange Agent. Any portion of the New Notes which remain undistributed to the Holders of the Old Notes after the Expiration Date shall be marked, canceled and delivered to the Company upon demand, and any Holders of unsurrendered Old Notes shall thereafter have no right to exchange their Old Notes for New Notes.

27.  Counterparts.  This Agreement may be executed in counterparts, each of
     ------------
which shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

28.  Indenture; Controls.  This Agreement will be construed and interpreted in
     -------------------
accordance with the terms of the Indenture. If any term or provision of this Agreement is inconsistent with, or contrary to, the terms or provisions of the Indenture, the terms and provisions of the Indenture will control.

     IN WITNESS WHEREOF, the Company and the Exchange Agent have caused this Agreement to be signed by their respective officers thereunto authorized as of the date first written above.

                              CLIMACHEM, INC.


                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              BANK ONE, NA


                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________